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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-92281 and 333-42722) of HealthCentral.com of our report dated April 18, 2000 (except with respect to Note 10 as to which the date is September 14, 2000), with respect to the financial statements of DrugEmporium.com, Inc. included in this Current Report (Form 8-K).

                                      /s/ Ernst & Young LLP

Columbus, Ohio
November 28, 2000